Yusufali & Associates, LLC
Certified Public Accountants & IT Consultants
AICPA, HITRUST, PCAOB, PCIDSS, & ISC2 Registered
55 Addison Drive, Short Hills, NJ 07078

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption "Experts" and the use of our reports for the fiscal years ended December 31, 2020 and 2019, pertaining to the consolidated financial statements of PotNetwork Holdings, Inc. which appears in this Registration Statement on Form S-1.

Yusufali Musaji
Managing Partner
Yusufali & Associates, LLC PCAOB
registration # 3313

September 28, 2021